Exhibit 99.4

CONSENT OF EVERCORE GROUP L.L.C.

Tidewater Inc.

6002 Rogerdale Road, Suite 600

Houston, TX 77072

Reference is hereby made to the joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) that forms a part of Amendment No. 1 to the Registration Statement on Form S-4 of Tidewater Inc. filed with the Securities and Exchange Commission (the “SEC”) on or about October 15, 2018 (the “Registration Statement”).

We hereby consent to the inclusion of our opinion letter dated July 15, 2018 to the Board of Directors of GulfMark Offshore, Inc. included as Annex D to the Joint Proxy Statement/Prospectus, and to the references to our firm or our opinion letter in the Joint Proxy Statement/Prospectus under the captions “Summary—Opinion of Evercore, GulfMark’s Financial Advisor,” “Risk Factors—Risks Relating to the Business Combination—The opinions of Tidewater’s and GulfMark’s respective financial advisors do not and will not reflect changes in circumstances between the signing of the merger agreement and the completion of the business combination,” “The Business Combination—Background of the Business Combination,” “The Business Combination—Recommendation of the GulfMark Board and Reasons for the Business Combination,” “The Business Combination—Opinion of Evercore, GulfMark’s Financial Advisor,” and “The Business Combination—Certain Financial Projections Reviewed by the GulfMark Board and GulfMark’s Financial Advisor.”

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of Amendment No. 1 to the Registration Statement and that our opinion letter is not to be circulated, quoted or otherwise referred to for any purpose other than solicitation of any stockholder approval in connection with soliciting any stockholder votes required to approve the transactions contemplated in our opinion letter, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), proxy statement, prospectus or any other document, except in accordance with our prior written consent and except as otherwise set forth in our engagement letter with GulfMark Offshore, Inc. dated February 22, 2018.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder, nor do we hereby admit that we are experts with respect to any part of the Registration Statement (or any amendment thereto) within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

EVERCORE GROUP L.L.C.

By:	/s/ David Andrews
David Andrews
Senior Managing Director

Houston, Texas

October 15, 2018